Item 77C

SCUDDER TOTAL RETURN FUND

The Proxy Statement on Schedule 14A for Scudder Total Return Fund (File No. 811-1236), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.